Exhibit 13.1

906 CERTIFICATION

The certification set forth below is being submitted in connection with the annual report on Form 20-F for the year ended December 31, 2021 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Alison Rose-Slade, the Group Chief Executive Officer, and Katie Murray, the Group Chief Financial Officer, of NatWest Group plc, each certifies that, to the best of her knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NatWest Group plc.

March 3, 2022

/s/ Alison Rose-Slade

Name: Alison Rose-Slade
Group Chief Executive Officer

/s/ Katie Murray

Name: Katie Murray
Group Chief Financial Officer